                                                                    Exhibit (g)


                               CUSTODY AGREEMENT

     This agreement (the "Agreement") is entered into as of the 1st day of November, 1996, by and between ONE Fund, Inc., (the "Corporation"), an open-end management investment company organized under the laws of the State of Maryland and having its office at One Financial Way, Cincinnati, Ohio 45242 acting for and on behalf of its Money Market Portfolio, Tax Free Income Portfolio, Income Portfolio, Income & Growth Portfolio, Growth Portfolio, Core Growth Portfolio, and Small Cap Portfolio (the "Funds"), which are operated and maintained by the Corporation for the benefit of the holders of shares of each Fund, and Star Bank, N.A. (the "Custodian"), a national banking association having its principal office and place of business at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202.

     WHEREAS, the Corporation and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Funds as required by the Investment Company Act of 1940, as amended (the "Act").

     WHEREAS, the Corporation hereby appoints the Custodian as custodian of all the Funds' securities and moneys at any time owned by the Funds during the term of this Agreement (the "Fund Assets"').

     WHEREAS, the Custodian hereby accepts such appointment as Custodian and agrees to perform the duties thereof as hereinafter set forth.

     THEREFORE, in consideration of the mutual promises hereinafter set forth, the Corporation and the Custodian agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

     AUTHORIZED PERSON - the President, Secretary, Treasurer, or Vice President of the Corporation, or any other person, whether or not any such person is an officer or employee of the Corporation, duly authorized by the Board Of Directors of the Corporation to give Oral Instructions and Written Instructions on behalf of the Funds, and listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

     BOOK-ENTRY SYSTEM - the Federal Reserve Bank book-entry system for United States Treasury securities and federal agency securities.

     DEPOSITORY - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s), or any other person or clearing agent.

     DIVIDEND AND TRANSFER AGENT - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Corporation.

     FOREIGN SECURITIES - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country OR; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside of the United States.

     MONEY MARKET SECURITY - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

     OFFICERS - the President, Secretary, Treasurer and Vice Presidents of the Corporation listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

     ORAL INSTRUCTIONS - verbal instructions received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the business day immediately following receipt of such Oral Instructions.

     PROSPECTUS - the Corporation's then currently effective prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission and effective from time to time.

     SECURITY OR SECURITIES - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any property or assets.

     WRITTEN INSTRUCTIONS - communication received in writing by the Custodian from an Authorized Person.


                                   ARTICLE II

            DOCUMENTS AND NOTICES TO BE FURNISHED BY THE CORPORATION
            --------------------------------------------------------


     A. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Corporation:

        1. A copy of the Articles of Incorporation of the Corporation, as amended and supplemented, certified by the Secretary.

        2. A copy of the By-Laws of the Corporation, as amended, certified by the Secretary.

        3. A copy of the resolution of the Board Of Directors of the Corporation appointing the Custodian, certified by the Secretary.

        4. A copy of the then current Prospectus.

        5. A Certificate of the President and Secretary of the Corporation setting forth the names and signatures of the Officers.

     B. The Corporation agrees to notify the Custodian in writing of the appointment of any Dividend and Transfer Agent.


                                  ARTICLE III

                             RECEIPT OF FUND ASSETS
                             ----------------------

     A. During the term of this Agreement, the Corporation will deliver or cause to be delivered to the Custodian all moneys constituting Fund Assets. The Custodian shall be entitled to reverse any deposits made on a Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

     B. During the term of this Agreement, the Corporation will deliver or cause to be delivered to the Custodian all Securities constituting Fund Assets. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.

     C. As and when received, the Custodian shall deposit to the respective accounts of each of the Funds any and all payments for shares of each Fund issued or sold from time to time as they are received from the Fund's distributor or Dividend and Transfer Agent or from a Fund itself.


                                   ARTICLE IV

                          DISBURSEMENT OF FUND ASSETS
                          ---------------------------

     A. The Corporation shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Corporation, certified by the Corporation's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of each Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, OR (ii) authorizing the declaration of dividends and distributions in respect of shares of the Fund on a daily or other periodic basis and authorizing the Custodian to rely on a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

         On the payment date specified in such resolution or Certificate described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

     B. Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the accounts of the Funds so that they are available for such payment.

     C. Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the Fund Assets. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

     D. Upon receipt of a Certificate directing payment, the Custodian shall disburse moneys from the Fund Assets in payment of the Custodian's fees and expenses as provided in Article VIII hereof.


                                   ARTICLE V

                             CUSTODY OF FUND ASSETS
                             ----------------------

     A. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of each Fund, other than cash maintained by that Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held by the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

     B. The Custodian shall hold all Securities delivered to it in safekeeping in a separate account or accounts maintained at Star Bank, N.A. for the benefit of each respective Fund.

     C. All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for a Fund shall be registered in the name of the Custodian or its nominee. The Corporation agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the accounts of the Funds and which may, from time to time, be registered in the name of each Fund.

     D. With respect to all Securities held for the Funds, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix C):

        1.) Collect all income due and payable with respect to such Securities;

        2.) Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

        3.) Surrender Securities in temporary form for definitive Securities;
            and

        4.) Execute, as agent, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

     E. Upon receipt of a Certificate AND NOT OTHERWISE, the Custodian shall:

        1.) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Funds as beneficial owners of any Securities may be exercised;

        2.) Deliver any Securities in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any trust, or the exercise of any conversion privilege;

        3.) Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

        4.) Make such transfers or exchanges of Fund Assets and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Corporation or one or more Funds; and

        5.) Deliver any Securities held for a Fund to the depository agent for tender or other similar offers.

     F. The Custodian shall promptly deliver to the Corporation all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Funds. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.

     G. The Custodian shall promptly deliver to the Corporation all information received by the Custodian and pertaining to Securities held by the Funds with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights.

                                   ARTICLE VI

                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

     A. Promptly after each purchase of Securities by a Fund, the Corporation shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such purchase the:

        1.) name of the issuer and the title of the Securities,

        2.) principal amount purchased and accrued interest, if any,

        3.) date of purchase and settlement,

        4.) purchase price per unit,

        5.) total amount payable, and

        6.) name of the person from whom, or the broker through which, the purchase was made.

The Custodian shall, against receipt of Securities purchased by or for a Fund, pay out of the Fund Assets the total amount payable to the person from whom or the broker through which the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instructions or Oral Instructions, as the case may be.

     B. Promptly after each sale of Securities by a Fund, the Corporation shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such sale the:

        1.) name of the issuer and the title of the Securities,

        2.) principal amount sold and accrued interest, if any,

        3.) date of sale and settlement,

        4.) sale price per unit,

        5.) total amount receivable, and

        6.) name of the person to whom, or the broker through which, the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount receivable, provided that the same conforms to the total amount receivable as set forth in such Written Instructions or Oral Instructions, as the case may be.

     C. On contractual settlement date, the account of each Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of each Fund, irrespective of delivery.

     D. Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis. The Custodian may, in its sole discretion, upon receipt of a Certificate, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Corporation.

     E. The Custodian shall, upon receipt of Written Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of each Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:

        1.) in accordance with the provision of any agreement among the Corporation, the Custodian, and a broker-dealer registered under the Securities and Exchange Act of 1934, as amended, and also a member of the National Association of Securities Dealers (NASD) (or any futures commission merchant registered under the Commodity Exchange
            Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

        2.) for purposes of segregating cash or government securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

        3.) for the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Act Release No. 10666, or any subsequent release or releases or rule of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies;

            and

        4.) for other corporate purposes, ONLY IN THE CASE OF THIS CLAUSE 4 upon receipt of a copy of a resolution of the Board Of Directors of the Corporation, certified by its Secretary, setting forth the purposes of such segregated account.

     F. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in that Fund's account at the time or to settle the sale of any Securities from the account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Fund payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.


                                  ARTICLE VII

                               FUND INDEBTEDNESS
                               -----------------

     In connection with any borrowings by a Fund, the Fund will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Corporation on behalf of the Fund, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or the principal amount. The Custodian shall deliver on the borrowing date specified in the Certificate the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Certificate. The Custodian shall deliver, in the manner directed by the Corporation, such Securities as additional collateral, as may be specified in a Certificate, to secure further any transaction described in this
Article VII. The Corporation shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

     The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.


                                  ARTICLE VIII

                            CONCERNING THE CUSTODIAN
                            ------------------------

     A. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Corporation shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Corporation's duties hereunder or any other action or inaction of the Corporation or its Directors, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this Agreement by the Custodian. The provisions under this paragraph shall survive the termination of this Agreement.

     B. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

        1.) The validity of the issue of any Securities purchased by or for the account of a Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

        2.) The legality of the sale of any Securities by or for the account of a Fund, or the propriety of the amount for which the same are sold;

        3.) The legality of the issue or sale of any shares of a Fund, or the sufficiency of the amount to be received therefor;

        4.) The legality of the redemption of any shares of a Fund, or the propriety of the amount to be paid therefor;

        5.) The legality of the declaration or payment of any dividend by a Fund in respect of shares of the Fund;

        6.) The legality of any borrowing by a Fund on behalf of a Fund, using
            Securities as collateral.

     C. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to a Fund from any Dividend and Transfer Agent of the Fund nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Fund of any amount paid by the Custodian to any Dividend and Transfer Agent of the Fund in accordance with this Agreement.

     D. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

     E. The Corporation acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix B annexed hereto. The Corporation hereby represents that such authorization has been duly approved by the Board Of Directors of the Corporation as required by the Act. The Custodian acknowledges that although certain Fund Assets are held by its agents, the Custodian remains primarily liable for the safekeeping of the Fund Assets.

     In addition, the Corporation acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Funds. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act. Upon request, the Custodian shall promptly forward to the Corporation any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies fulfill their responsibilities under Rule 17f-5 of the Act.

     F. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of a Fund are such as properly may be held by that Fund under the provisions of the Articles of Incorporation and the Corporation's By-Laws.

     G. The Custodian shall treat all records and other information relating to the Funds and Fund Assets as confidential and shall not disclose any such records or information to any other person unless (i) the Corporation shall have consented thereto in writing or (ii) such disclosure is required by law.

     H. The Custodian shall be entitled to receive and the Corporation agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix D attached hereto, or as shall be determined pursuant to amendments to such Appendix D. The Custodian shall be entitled to charge against any money held by it for the account of each Fund, the amount of any of its fees, any loss, damage, liability or expense, including counsel fees related to that Fund. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or sub-custodians incurred in settling transactions involving the purchase and sale of Securities of that Fund.

     I. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions. The Corporation agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, facsimile or otherwise, on the same business day on which such Oral Instructions were given. The Corporation agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Corporation. The Corporation agrees that the Custodian shall incur no liability to the Corporation for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

     J. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Corporation under the Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder and those records are the property of the Corporation, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Corporation; and shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Corporation.

     K. The Custodian shall send to the Corporation any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Corporation may reasonably request from time to time.

     L. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds. The Custodian is not a selling agent for shares of the Funds and performance of its duties as custodian shall not be deemed to be a recommendation to the Corporation's shareholders or others of shares of the Funds as an investment.

     M. The Custodian shall take all reasonable action, that the Corporation may from time to time request, to assist the Corporation in obtaining favorable opinions from the Corporation's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Corporation's Form N-lA, Form N-SAR, or other reports to the Securities and Exchange Commission.

     N. The Corporation hereby pledges to and grants the Custodian a security interest in any Fund Assets to secure the payment of any liabilities of the Corporation to the Custodian, whether acting in its capacity as Custodian or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Corporation to the Custodian.


                                   ARTICLE X

                                  TERMINATION
                                  -----------

     A. Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Corporation, it shall be accompanied by a copy of a resolution of the Board Of Directors of the Corporation, certified by the Secretary of the Corporation, electing to terminate this Agreement and designating a successor custodian or custodians. In the event such notice is given by the Custodian, the Corporation shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board Of Directors of the Corporation, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Corporation. In the absence of such designation by the Corporation, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and moneys then owned by the Corporation and held by it as Custodian. Upon termination of this Agreement, the Corporation shall pay to the Custodian on behalf of the Funds such compensation as may be due as of the date of such termination. The Corporation agrees on behalf of the Funds that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

     B. If a successor custodian is not designated by the Corporation, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Corporation shall, upon the delivery by the Custodian to the Funds of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Funds) and moneys then owned by the Funds, be deemed to be the custodian for the Funds, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Funds, which shall be held by the Custodian in accordance with this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     A. Appendix A sets forth the names and the signatures of all Authorized Persons, as certified by the Secretary of the Corporation. The Corporation agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

     B. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Corporation or of any predecessor or successor, either directly or through the Fund or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Corporation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Directors of the Corporation or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

     C. The obligations set forth in this Agreement as having been made by the Corporation have been made by the Board Of Directors, acting as such Directors for and on behalf of the Funds, pursuant to the authority vested in them under the laws of the State of Maryland, the Articles of Incorporation and the By-Laws of the Corporation. This Agreement has been executed by Officers of the Corporation as officers, and not individually, and the obligations contained herein are not binding upon any of the Directors, Officers, agents or holders of shares, personally, but bind only the Corporation.

     D. Provisions of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Corporation prior to publication and/or dissemination or distribution, and shall be subject to the consent of the Custodian.

     E. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.

     F. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation shall be sufficiently given when delivered to the Fund or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Corporation at its office at One Financial Way, Cincinnati, Ohio 45242 or at such other place as the Corporation may from time to time designate in writing.

     G. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board Of Directors of the Corporation.

     H. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Corporation or by the Custodian, and no attempted assignment by the Corporation or the Custodian shall be effective without the written consent of the other party hereto.

     I. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     J. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:                                   ONE FUND, INC.


/s/ Ronald L. Benedict                    By: /s/ Donald J. Zimmerman
---------------------------------------       ----------------------------------

                                          Title: President
                                                 -------------------------------



ATTEST:                                   STAR BANK, N.A.


/s/ Lynette C. Gibson                     By: /s/ Marsha A. XXXXXX
---------------------------------------       ----------------------------------

                                          Title: Vice President
                                                 -------------------------------

                                   APPENDIX A


                        Authorized Persons             Specimen Signatures
                        ------------------             -------------------


President:              Donald J. Zimmerman
                                                       ------------------------

Secretary:              Ronald L. Benedict
                                                       ------------------------

Treasurer:              Dennis R. Taney
                                                       ------------------------

Vice President:         Joseph P. Brom
                                                       ------------------------

Vice President:         Michael A. Boedeker
                                                       ------------------------

Vice President:         Stephen T. Williams
                                                       ------------------------

Adviser Employees:      B. Douglas Hundley
                                                       ------------------------

                        Jed R. Martin
                                                       ------------------------

                        Keith Hanson
                                                       ------------------------

                        Annette Brown
                                                       ------------------------

                        Tanya Denton
                                                       ------------------------

                        Emily Donham
                                                       ------------------------

Transfer Agent/Fund Accountant Employees:


                        ------------------------       ------------------------

                        ------------------------       ------------------------

                        ------------------------       ------------------------

                        ------------------------       ------------------------

                                   APPENDIX B

The following agents are employed currently by Star Bank, N.A. for securities processing and control ...


                The Depository Trust Company (New York)
                7 Hanover Square
                New York, NY 10004

                The Federal Reserve Bank
                Cincinnati and Cleveland Branches

                Bankers Trust Company
                16 Wall Street
                New York, NY 10005
                (For Foreign Securities and certain non-DTC eligible Securities)